                       AMENDMENT TO OPERATING AGREEMENT

     This Amendment ("Amendment") is made as of August 18, 1999, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and LSV Asset Management, a Delaware general partnership ("Fund Affiliate"), and amends the Operating Agreement between Schwab and Fund Company, made as of January 5, 1996, as amended thereafter ("Operating Agreement"). Fund Affiliate is added as a party to the Operating Agreement under this Amendment. All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

     WHEREAS, the parties wish to amend Schedule I to the Operating
Agreement: and

     WHEREAS, the parties wish to add Fund Affiliate as a party to the Operating Agreement, effective as of August 18, 1999, for the purpose of obligating Fund Affiliate to pay any applicable Account establishment and maintenance fees with respect to LSV Value Equity Fund, as set forth herein;

     WHEREAS, the parties wish to institute the payment of Account establishment and maintenance fees to be paid by or on behalf of each Fund for which the effective date of such Fund on Schedule I is on or after the date on which this Amendment is made, such fees to be set forth on a Schedule III;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. Fund Affiliate is added as a party to the Operating Agreement effective as of the effective date of this Amendment.

     2. Section 4. of the Operating Agreement is hereby deleted in its entirety and the following Section 4. is inserted in lieu thereof.

            4.     ACCOUNT ESTABLISHMENT AND MAINTENANCE FEES

                   Fund Company shall pay to Schwab fees to reimburse Schwab for its costs in establishing and maintaining Accounts(s) for each Fund. For each Fund that is designated "FEE 1" on Schedule I, Fund Company shall pay Schwab the fees that are set forth on Schedule II and in the following manner. Fees attributable to establishment of the Account(s) for a Fund shall be paid prior to establishment of the Account(s) for such fund. Fees attributable to maintaining the Account(s) for each Fund shall be billed on an annual basis on December 31 and paid promptly in no event later than thirty (30) days after billing. Such payment shall be by wire transfer. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement. For each Fund that is designated "FEE 2" on Schedule I, Fund Company, or Fund Affiliate with respect to LSV Value Equity Fund, shall pay Schwab the fees at the time and in the manner set forth in Schedule III.

     3. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

     4. The attached Schedule III is hereby inserted as Schedule III to the Operating Agreement.

     5. Schedule III may be amended by Schwab on forty (40) days' written notice to Fund Company and Fund Affiliate or such earlier time as shall be agreed to by the parties.

     6. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.             THE ADVISORS' INNER CIRCLE FUND, on
                                       its own behalf and on behalf of each
By:   /s/ Fred Potts                   Fund listed on Schedule I hereto
      ------------------------------
      Fred Potts                       By:   /s/ James R. Foggo
      Vice President/Mutual Funds            ------------------------------
      Operations Administration
                                       Name: James R. Foggo
Date:   9/3/99                               ------------------------------
      ------------------------------
                                       Title:  Vice President
LSV ASSET MANAGEMENT, a Delaware             ------------------------------
general partnership
                                       Date:    8/18/99
By:   /s/ Tremaine Atkinson                  ------------------------------
      ------------------------------

Name: Tremaine Atkinson
      ------------------------------

Title:        COO
      ------------------------------

Date:    8-26-99
      ------------------------------

                                  SCHEDULE I
                          TO THE OPERATING AGREEMENT

FUND COMPANY/FUNDS                                          EFFECTIVE DATE
The Advisors' Inner Circle Fund
   CRA Realty Shares Portfolio, Institutional Shares*          11/26/97
   LSV Value Equity Fund* FEE 2                                8/18/99


* Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the NASDR.

SI Indicates that Fund is available only to MFMP investors through Schwab Institutional or another advice program offered or made available by financial institutions clearing transactions through Schwab.

FEE 1 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule II.

FEE 2 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule III.

Accepted by:
CHARLES SCHWAB & CO., INC.             THE ADVISORS' INNER CIRCLE FUND, on
                                       its own behalf and on behalf of each
By:   /s/ Fred Potts                   Fund listed on this Schedule I
      ------------------------------
      Fred Potts                       By:   /s/ James R. Foggo
      Vice President/Mutual Funds            ------------------------------
      Operations Administration
                                       Name: James R. Foggo
Date:   9/3/99                               ------------------------------
      ------------------------------
Acknowledged by:                       Title:  Vice President
LSV ASSET MANAGEMENT, a Delaware             ------------------------------
general partnership
                                       Date:    8/18/99
By:   /s/ Tremaine Atkinson                  ------------------------------
      ------------------------------

Name: Tremaine Atkinson
      ------------------------------

Title:        COO
      ------------------------------

Date:    8-26-99
      ------------------------------

                                 SCHEDULE III
                           TO THE OPERATING AGREEMENT
               Fees to Establish and Maintain Account(s) for a Fund

Establishment Fee

     The Establishment Fee for the Account(s) for each Fund for which the effective date of such Fund on Schedule I is August 18, 1999, or any date thereafter, is $6,000. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

Maintenance Fee

     a. The Maintenance Fee as to the Account(s) for each Fund for which the effective date of such Fund on Schedule 1 is August 18, 1999, or any date thereafter, shall be billed in arrears on February 28 (or February 29 in a leap year) and August 31 (each an "Assessment Date") commencing on the first Assessment Date after the establishment of the Account(s) for the Fund on the Schwab system. The Maintenance Fee as to the Account(s) of a Fund shall continue to be paid as long as there are any shares held in the Account(s). The Maintenance Fee shall be paid by wire transfer within thirty (30) days after Fund Affiliate or Fund Company's receipt of the invoice. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

     b. The Maintenance Fee as to the Account(s) for a Fund is $1,000 per full month of establishment on Schwab's system since the previous Assessment Date unless the assets held in the Account(s) for the Fund are in excess of $5 million on the Assessment Date. If the assets held in the Account(s) for a Fund are in excess of $5 million on the Assessment Date, then the Maintenance Fee as to the Account(s) for the Fund for such period is $0.

     c. For purposes of this calculation, the value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any Assessment Date unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock p.m., San Francisco time, on the next business day after the Assessment Date to which the error relates. For purposes of this Exhibit, a "Business Day" is any day the New York Stock Exchange is open for trading.










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